UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2008
Trico Marine Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33402 (Commission File Number)	72-1252405 (I.R.S. Employer Identification No.)
3200 Southwest Freeway, Suite 2950
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 780-9926
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
     On May 28, 2008, Trico Marine Services, Inc.’s (the “Company”) indirect wholly owned subsidiary, Trico Shipping AS, a Norwegian limited liability company (“Trico Shipping”) entered into a Credit Facility Agreement (the “Credit Agreement”) with Carnegie Investment Bank AB Norway Branch (“Carnegie”). The Credit Agreement provides for a NOK 260,000,000 short term credit facility (approximately $51,232,000 based on a NOK 5.075 to $1 exchange rate)(the “Credit Facility”). Trico Shipping expects to use borrowings under the Credit Agreement for general corporate purposes and may use them to partially finance the previously reported acquisition of shares of DeepOcean ASA, a Norwegian public limited company (“DeepOcean”).
     Interest on any outstanding balance under the credit facility accrues at 8.3% per annum and is payable, together with principal, on August 1, 2008. The credit facility is secured by a pledge by Trico Shipping of the 58,428,955 shares (the “Shares”) of the common stock of DeepOcean acquired by Trico Shipping under a Pledge of Shares dated May 28, 2008 between Trico Shipping and Carnegie (the “Pledge Agreement”). Trico Shipping will retain full voting rights with respect to the Shares.
     Trico Shipping may not drawdown on the credit facility if an event of default has occurred and continues or if the value of the Shares would be less than 200% of amount of the outstanding borrowings under the Credit Facility. For purposes of the Credit Agreement, events of default include a failure to pay the amounts due under the Credit Facility, a breach of a representation by Trico Shipping in the Credit Agreement, or a material adverse change to Trico Shipping’s or DeepOcean’s financial condition, among other matters.
     The foregoing description of the Credit Agreement and the Pledge Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Credit Agreement filed as Exhibit 10.1 to this report and the Pledge Agreement filed as Exhibit 10.2 to this report, each of which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     On May 30, 2008, as a result of launching the Mandatory Offer referred to in Item 7.01 of this report, Trico Shipping completed the acquisition of control of DeepOcean as previously reported under Item 1.01 of the Company’s Current Report on Form 8-K filed on May 16, 2008, as amended by the Company’s Current Report on Form 8-K/A filed on May 19, 2008.

Item 7.01	Regulation FD Disclosure.
     On May 30, 2008, Trico Shipping launched a mandatory offer (the “Mandatory Offer”) to acquire all of the issued and outstanding shares of DeepOcean not owned by Trico Shipping for a cash purchase price of NOK 32 per share (approximately $6.31 per share based on a NOK 5.075 to $1 exchange rate) pursuant to the Norwegian Securities Trading Act (“Norwegian Act”). The Mandatory Offer is being made pursuant to an offer document dated May 30, 2008 (the “Offer Document”) prepared in accordance with the Norwegian Act filed with and approved by the Oslo Børs in accordance with the Norwegian Act. A copy of the Offer Document is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
     In accordance with General Instruction B.2. of Form 8-K, the information presented in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of business acquired.
     The financial statements required by Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date of this report.
(b) Pro forma financial information.
     The pro forma financial statements required by Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date of this report.
(d) Exhibits

10.1	Credit Facility Agreement dated May 28, 2008 relating to NOK 260,000,000 between Trico Shipping AS, as Borrower, and Carnegie Investment Bank AB Norway Branch, as Lender

10.2	Pledge of Shares dated May 28, 2008 between Trico Shipping AS, as Pledgor, and Carnegie Investment Bank AB Norway Branch, as Pledgee

99.1	Offer Document dated May 30, 2008 regarding mandatory offer to acquire all issued and outstanding shares in DeepOcean ASA

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 3, 2008

TRICO MARINE SERVICES, INC.
By:	/s/ Rishi A. Varma
	Name:	Rishi A. Varma
Title: Chief Administrative Officer, Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Credit Facility Agreement dated May 28, 2008 relating to NOK 260,000,000 between Trico Shipping AS, as Borrower, and Carnegie Investment Bank AB Norway Branch, as Lender

10.2	Pledge of Shares dated May 28, 2008 between Trico Shipping AS, as Pledgor, and Carnegie Investment Bank AB Norway Branch, as Pledgee

99.1	Offer Document dated May 30, 2008 regarding mandatory offer to acquire all issued and outstanding shares in DeepOcean ASA